Exhibit 77d

Artisan Funds, Inc.
1940 Act File No. 811-8932
Report on Form N-SAR for the period ended March 31, 2008
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Sub-Item 77D:     Policies with respect to security investments


         Effective March 14, 2008, Artisan Mid Cap Fund increased to 10% its limit on investment in non-U.S. companies that trade on U.S. exchanges. The changes were incorporated into Artisan Funds' Investor Shares and Institutional Shares prospectuses dated January 28, 2008, as supplemented March 14, 2008 and Artisan Funds' Investor Shares and Institutional Shares statements of additional information dated January 28, 2008, as supplemented March 14, 2008.

         Effective January 11, 2008, Artisan International Fund may invest up to 10% of its net assets measured at the time of purchase in participation certificates. The changes were incorporated into Artisan Funds' Investor Shares and Institutional Shares prospectuses dated January 1, 2007, as supplemented January 11, 2008 and Artisan Funds' Investor Shares and Institutional Shares statements of additional information dated January 1, 2007, as supplemented January 11, 2008.

         Effective October 1, 2007, the market capitalization limit for companies in which Artisan Mid Cap Value Fund may initiate a position changed from between $1.5 billion and $10 billion to between $2 billion and $15 billion. The changes were incorporated into Artisan Funds' Investor Shares prospectus dated January 1, 2007, as supplemented August 14, 2007.

         Effective October 1, 2007, the market capitalization limit for companies in which Artisan Opportunistic Value Fund may initiate a position changed from at least $1.5 billion to at least $2 billion. The changes were incorporated into Artisan Funds' Investor Shares prospectus dated January 1, 2007, as supplemented August 14, 2007.

         Effective October 1, 2007, the upper market capitalization limit for companies in which Artisan Small Cap Fund may initiate a position changed from $1.5 billion to $2.5 billion. The changes were incorporated into Artisan Funds' Investor Shares prospectus dated January 1, 2007, as supplemented August 14, 2007.

         Effective October 1, 2007, the market capitalization limit for companies in which Artisan Small Cap Value Fund may initiate a position was increased to $2 billion from $1.5 billion. The changes were incorporated into Artisan Funds' Investor Shares prospectus dated January 1, 2007, as supplemented August 14, 2007.